UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
     Date of Report (Date of earliest event reported): April 20, 2010 (April 19, 2010)
GRAY TELEVISION, INC.
(Exact name of registrant as specified in its charter)

Georgia (State or other jurisdiction of incorporation)	001-13796 (Commission File Number)	58-0285030 (IRS Employer Identification No.)

4370 Peachtree Road, NE, Atlanta, GA (Address of principal executive offices)	30319 (Zip Code)
Registrant’s telephone number, including area code: (404) 504-9828
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 3.02. Unregistered Sales of Equity Securities
     On April 19, 2010, Gray Television, Inc. (the “Company”) entered into an agreement (the “Exchange Agreement”) with holders of shares of its Series D perpetual preferred stock. Pursuant to the Exchange Agreement, the Company agreed to repurchase an aggregate of $75.59 million of Series D perpetual preferred stock, including accrued dividends, in exchange for up to $50.0 million in cash and 8.5 million shares of common stock, no par value (“Common Stock”).
     The shares of Common Stock to be issued pursuant to the Exchange Agreement will be issued under an exemption from the registration requirements of the Securities Act of 1933 (the “Act”) afforded by section 4(2) thereunder. The consummation of the repurchase of shares of Series D perpetual preferred stock is subject to, and conditioned upon, the Company’s completion of its offering of Notes (defined below), compliance with the terms of the Company’s senior credit facility, as well as other customary closing conditions, and is expected to be completed concurrently with the closing of the Company’s offering of Notes. With respect to the shares of Common Stock to be issued pursuant to the Exchange Agreement, the Company has agreed to use commercially reasonable efforts to (i) file a resale registration statement with the SEC within 60 days from the date of issuance of such shares, and (ii) have such registration statement declared effective within 120 days after such date of issuance.
Item 7.01. Regulation FD Disclosure
     On April 19, 2010, the Company issued a press release announcing its intention to offer, pursuant to an exemption under the Act, $365.0 million in aggregate principal amount of senior secured second lien notes due 2015 (the “Notes”). The Company intends to use the net proceeds from the offering of Notes to (i) repay a portion of its term loans outstanding, (ii) repurchase shares of its outstanding Series D perpetual preferred stock and (iii) pay certain related fees and expenses, including advisory fees. The consummation of the offering of Notes will be conditioned upon customary closing conditions.
     A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated by reference herein.
     The information contained in this report shall not constitute an offer to sell or a solicitation of an offer to purchase any Notes in any jurisdiction in which such an offer, solicitation or sale would be unlawful.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits.

Number	Exhibit

99.1	Press Release, dated April 19, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAY TELEVISION, INC
By:	/s/ James C. Ryan
	Name:	James C. Ryan
	Title:	Chief Financial Officer and Senior Vice President

Date: April 20, 2010

EXHIBIT INDEX

Number	Exhibit

99.1	Press Release, dated April 19, 2010

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